UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 14, 2006



                       TELZUIT MEDICAL TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          ------------------------------

                        COMMISSION FILE NUMBER  001-15034


            FLORIDA                                             01-0656115
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)


     5422 CARRIER DRIVE, SUITE 306
           ORLANDO, FLORIDA                                       32819
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

                                 (407) 354-1222
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     See  Item  5.02.

ITEM  1.02     TERMINATION  OF  A  MATERIAL  DEFINITIVE  AGREEMENT

     See  Item  5.02.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


     On March 14, 2006, Donald Sproat resigned as the President, Chief Executive Officer, Chief Financial Officer, and member of the board of directors of Telzuit Medical Technologies, Inc. (the "Company"). The resignation was not a result of a disagreement with the Company on any matter relating to the Company's operations.

     The Company has provided Mr. Sproat with a copy of the disclosures in the preceding paragraph.

     Pursuant to Mr. Sproat's resignation, on March 14, 2006, Mr. Sproat, the Company, and Telzuit Technologies, LLC, a shareholder of the Company, signed an Agreement and General Release (the "Settlement Agreement"), attached hereto as
Exhibit  10.1.  The  Settlement  Agreement  provides  for

     1) cancellation of all contracts, written and oral, between Mr. Sproat, the Company, and Telzuit Technologies, LLC;

     2) monthly payments, beginning immediately and ending on January 3, 2007, to Mr. Sproat in an amount equal to the amount Mr. Sproat received in February 2006 under an Employment Agreement terminated by the Settlement Agreement;

     3) a release by each party of all claims against the other arising out of the previous relationship between the parties;

     4) a "lock up" provision restricting sales of the Company's securities by Mr. Sproat for a period beginning immediately and ending on January 3, 2007; and

     5) a grant of an option to the Company to purchase from Mr. Sproat up to 250,000 shares of common stock, currently owned by Mr. Sproat, for fifty cents per share.

     Under the terms of the Settlement Agreement, an Employment Agreement between Mr. Sproat and Telzuit Technologies, LLC was cancelled on March 14, 2006. The Employment Agreement provided for employment of Mr. Sproat as Chief Executive Officer and Chief Financial Officer from January 3, 2005 until January 3, 2007, for $150,000.00 per annum and various benefits including vacation time, sick leave, a nominal vehicle allowance, and health and life insurance. The Employment Agreement is attached hereto as Exhibit 10.2.

     On March 14, 2006, Warren Stowell was appointed as our President and Chief Executive Officer. Mr. Stowell, age 53, has served as a director on the Company's board of directors since August 18, 2005. Mr. Stowell does not currently hold a directorship in any other reporting company. He has over 23 years of experience as CEO/COO in the Healthcare industry, working with both public and private companies. During his extensive tenure in those positions, he helped several companies to build revenues in the hundreds of millions of dollars. These companies included, among others, Ramsay HMO (acquired by United HealthCare), Care Florida, Inc. (acquired by Foundation Health), and Health America (acquired by Maxicare). In addition, Mr. Stowell has been involved in a successful health start-up company (Health Insurance Plan of Florida). His areas of expertise include the medical arena, especially as it relates to patients, practitioners, and insurance providers. Mr. Stowell holds a Masters of Accounting from the University of Denver.

     On September 19, 2005, the Company entered into a six-month, oral Consulting Agreement with Mr. Stowell. Pursuant to the agreement, Mr. Stowell has been assisting the Company in developing, owning, and operating medical clinics. Under the terms of the agreement, Mr. Stowell is entitled to receive $10,000 per month for services rendered, plus reasonable and necessary expenses incurred on behalf of the Company. The Consulting Agreement, which was reduced to writing on February 17, 2006, is attached hereto as Exhibit 10.3.

     There are no family relationships among Mr. Stowell and any of the Company's directors or executive officers.

ITEM  8.01     OTHER  EVENTS

     On March 14, 2006, pursuant to Article III, section 8(a) of the Company's Bylaws, the Company established an executive committee which may exercise all powers and authority of the Company's board of directors. The executive committee is composed of Michael J. Vosch, James Tolan, Christopher Phillips, Kenneth F. Adams, Jon C. Stemples, and Warren D. Stowell.

ITEM  9.01     EXHIBITS

EXHIBITS

     10.1   Agreement and General Release between Mr. Donald Sproat,
            Telzuit Medical Technologies, Inc., and Telzuit Technologies, L.L.C.

     10.2 Employment Agreement (now terminated) between Mr. Donald Sproat and Telzuit Technologies, LLC

     10.3 Consulting Agreement between Mr. Warren Stowell and Telzuit Medical Technologies, Inc.

     17.1   Letter from departing director.

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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Telzuit Medical Technologies, Inc.
                                           (Registrant)


Date: March 20, 2006            By: /s/ Warren D. Stowell
                                   ----------------------
                                   Warren D. Stowell
                                   President & Chief Executive Officer

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